Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States
Facsimile
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

March 30, 2021

To:	Motor City Acquisition Corp. 44225 Utica Road Utica, MI 48317

Re:	Motor City Acquisition Corp. Registration Statement on Form S-1

We are issuing this opinion in our capacity as special counsel to Motor City Acquisition Corp. (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 (File No. 333-253842) originally filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2021 (the “Registration Statement”) of 28,750,000 units of the Company, including the underwriters’ over-allotment option to purchase an additional 3,750,000 units (collectively, the “Units”), with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one-fourth of one warrant of the Company to purchase one share of Common Stock (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

For purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including:

(i)	the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Deutsche Bank Securities, Inc. and Morgan Stanley & Co., LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(ii)	the Form of Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.2 to the Registration Statement to be filed with the Secretary of State of the State of Delaware prior to the sale of any Units, (the “New Charter”);

(iii)	the Form of Amended and Restated Bylaws of the Company filed as Exhibit 3.4 to the Registration Statement and to be adopted by the Company prior to the sale of any Units;

(iv)	the Specimen Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

(v)	the Specimen Class A Common Stock Certificate, filed as Exhibit 4.2 to the Registration Statement;

(vi)	the Specimen Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement;

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(vii)	the Form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(viii)	the corporate and organizational documents of the Company;

(ix)	the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Units; and

(x)	the Registration Statement and the other exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion:

(1)          When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

(2)          The shares of Common Stock included in the Units, or issuable upon the exercise of the Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable when, as and if (i) the Units are delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, (ii) the Registration Statement shall have become effective pursuant to the provisions of the Act, (iii) appropriate corporate action shall have been taken to authorize the issuance and sale of shares of Common Stock and (iv) a prospectus with respect to the Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (vi) the new Charter shall have been filed with the Secretary of State of the State of Delaware.

(3)          When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates of officials of the Company, public officials, and others as we have deemed appropriate.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Units and the Warrants and shares of Common Stock included in the Units.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP